Exhibit 4.4

Dated                                   2009

CAPITAL PRODUCT PARTNERS L.P.
as Borrower

-and-

APOLLONAS SHIPPING COMPANY
CARNATION SHIPPING COMPANY
CENTURION NAVIGATION LIMITED
EPICURUS SHIPPING COMPANY
IRAKLITOS SHIPPING COMPANY
LAREDO MARITIME INC.
LORENZO SHIPMANAGEMENT INC.
POLARWIND MARITIME S.A.
ROSS SHIPMANAGEMENT CO.
SHIPPING RIDER CO.
SORREL SHIPMANAGEMENT INC.
SPLENDOR SHIPHOLDING S.A. and
TEMPEST MARINE INC.
as Owners

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

HSH NORDBANK AG
as Agent and Security Trustee

-and-

HSH NORDBANK AG
as Bookrunner

-and-

HSH NORDBANK AG
as Swap Bank

THIRD SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 22 March 2007 (as amended and supplemented by a first supplemental agreement dated 19 September 2007 and as further amended and supplemented by a second supplemental agreement dated 11 June 2008)
in respect of a revolving credit and term loan facility
not exceeding US$370,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX
Clause		Page
1	DEFINITIONS	2
2	REPRESENTATIONS AND WARRANTIES	3
3	AGREEMENT OF THE CREDITOR PARTIES	4
4	CONDITIONS	4
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	6
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	8
7	EXPENSES	8
8	COMMUNICATIONS	8
9	SUPPLEMENTAL	8
10	LAW AND JURISDICTION	8
SCHEDULE 1 LENDERS		9
EXECUTION PAGE		10

THIS THIRD SUPPLEMENTAL AGREEMENT  is dated                              2009 and made

BETWEEN:

(1)
CAPITAL PRODUCT PARTNERS L.P., a limited liability partnership formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;

(2)
APOLLONAS SHIPPING COMPANY, CARNATION SHIPPING COMPANY, CENTURION NAVIGATION LIMITED, EPICURUS SHIPPING COMPANY, IRAKLITOS SHIPPING COMPANY, LAREDO MARITIME INC., LORENZO SHIPMANAGEMENT INC., POLARWIND MARITIME S.A., ROSS SHIPMANAGEMENT CO., SHIPPING RIDER CO., SORREL SHIPMANAGEMENT INC., SPLENDOR SHIPHOLDING S.A. and TEMPEST MARINE INCeach a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (each an “Owner” and, together, the “Owners”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(4)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, as Agent, Bookrunner and Security Trustee; and

(5)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Federal Republic of Germany as Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 22 March 2007 (the “Original Loan Agreement”) as amended and supplemented by a first supplemental agreement dated 19 September 2007 (the “First Supplemental Agreement”) and as further amended and supplemented by a second supplemental agreement dated 11 June 2008 (the “Second Supplemental Agreement” and together with the First Supplemental Agreement and the Original Loan Agreement, the “Loan Agreement”) made between (i) the Borrower as borrower, (ii) the Lenders as lenders, (iii) the Agent, (iv) the Bookrunner, (v) the Swap Bank and (vi) the Security Trustee, it was agreed that the Lenders would make available to the Borrower a revolving credit and term loan facility not exceeding US$370,000,000 (the “Loan”).

(B)	The Borrower has requested that the Lenders agree to:

(i)
the release of Canvey Shipmanagement Co. (“Canvey”) from all its obligations under the Finance Documents to which it is a party and its substitution by Mango Finance Corp. as guarantor for the obligations of the Borrower under the Loan Agreement; and

(ii)	the substitution of m.t. “ASSOS” (owned by Canvey) with m.t. “AGAMEMNON II” (owned by Mango Finance Corp.) as one of the Existing Ships on which the Loan shall be secured.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	substitute Canvey with Mango Finance Corp.;

(ii)	substitute m.t. “ASSOS” with m.t. “AGAMEMNON II”; and

(iii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1
Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Third Supplemental Agreement.

1.2	In this Third Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

“AGAMEMNON II”  means the 2008-built chemical oil double hull product tanker of approximately 51,000 deadweight tons registered in the ownership of the New Owner under the Liberian flag with the name “AGAMEMNON II”;

“Effective Date”  means the date on which the conditions precedent in Clause 4 are satisfied;

“New Charterparty Assignment”  means any first priority assignment of any Charterparty in respect of “AGAMEMNON II” executed or to be executed by the New Owner in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Earnings Account”  means an account opened or to be opened in the name of THE New Owner with the Agent in Hamburg designated “Mango Finance Corp. - Earnings Account”, or any other account (with that or another office of the Agent) which is designated by the Agent as the Earnings Account for “AGAMEMNON II” for the purposes of the Loan Agreement;

“New Earnings Account Pledge” means the first priority pledge over the New Earnings Account to be executed by the New Owner in favour of the Lenders in such form as the Lenders may approve or require;

“New Finance Documents”  means, together, the New Guarantee, the New Mortgage, the New General Assignment, any New Charterparty Assignment, the New Manager’s Undertaking and the New Earnings Account Pledge and, in the singular, means any of them;

“New General Assignment”  means a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect of “AGAMEMNON II” executed or to be executed by the New Owner in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Guarantee”  means the guarantee of the obligations of the Borrower under the Loan Agreement and the other Finance Documents executed or to be executed by the New Owner in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Manager’s Undertaking”  means a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the terms required by the Security Trustee agreeing certain matters in relation to the Approved Manager serving as the manager of “AGAMEMNON II” and subordinating the rights of the Approved Manager against “AGAMEMNON II” and the New Owner to the rights of the Creditor Parties under the Finance Documents, in such form as the Lenders, may approve or require;

“New Mortgage”  means the first preferred Liberian mortgage over “AGAMEMNON II” executed or to be executed by the New Owner in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Owner”  means Mango Finance Corp., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands; and

“Share Purchase Agreement” means the agreement made or to be made between the Borrower as buyer and Capital Maritime & Trading Corp. as seller in respect of the acquisition by the Borrower of all of the shares in the New Owner on terms acceptable in all respects to the Lenders.

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations.  Clause headings are inserted for convenience of reference only and shall be ignored in construing this Third Supplemental Agreement.  References to Clauses are to clauses of this Third Supplemental Agreement save as may be otherwise expressly provided in this Third Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1
The Borrower hereby represents and warrants to the Agent, as at the date of this Third Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Third Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as further amended by this Third Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Agent that as at the date of this Third Supplemental Agreement:

(a)
it is a limited liability partnership duly formed and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Third Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Third Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement (including, but not limited to, the New Finance Documents) and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Third Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and/or the New Finance Documents and while all or any part of the Commitment remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Third Supplemental Agreement and all aforesaid documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Third Supplemental Agreement and all such other documents as contemplated hereby (including, but not limited to, the New Finance Documents) does not and will not, from the date of this Third Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and/or the New Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents and/or the New Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Third Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Third Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE CREDITOR PARTIES

3.1
The Lenders, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Third Supplemental Agreement, hereby agree with the Borrower, subject to and upon the terms and conditions of this Third Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(a)	substitute Canvey with the New Owner as guarantor of the obligations of the Borrower under the Loan Agreement and the other Finance Documents;

(b)	substitute “ASSOS” with “AGAMEMNON II” as an Existing Ship on which the Loan will be secured; and

(c)	the amendments/variations to the Loan Agreement and the other Finance Documents referred to in Clause 5.

3.2
The Borrower and the Owners agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of the Borrower and each Owner shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3	The agreement of the Creditor Parties contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4	CONDITIONS

4.1
The agreements of the Lenders contained in Clause 3.1 of this Third Supplemental Agreement shall all be expressly subject to the condition that (i) no Event of Default has occured and (ii) that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:

(a)	evidence that the persons executing this Third Supplemental Agreement on behalf of the Borrower and the Owners are duly authorised to execute the same;

(b)
a certificate of an officer of the New Owner confirming the names of all its directors and shareholders and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)
true and complete copies of resolutions passed at a meeting of the directors of the Borrower authorising and approving the execution of this Third Supplemental Agreement and each New Finance Document and authorising its directors or other representatives to execute the same on its behalf;

(d)
true and complete copies of the resolutions passed at separate meetings of the directors and shareholders of the New Owner authorising and approving the execution of the New Finance and authorising its directors or other representatives to execute the same on its behalf;

(e)	the original of any power of attorney issued by each of the Borrower and the New Owner pursuant to such resolutions aforesaid;

(f)	evidence that “AGAMEMNON II” is:

(i)	registered in the name of the New Owner under the laws and flag of the Republic of Liberia; and

(ii)	insured in accordance with the relevant provisions of the New Mortgage and all requirements thereof in respect of such insurances have been fulfilled;

(g)	each New Finance Document has been duly executed by the New Owner together with evidence that:

(i)	the New Mortgage has been registered against “AGAMEMNON II” with first priority in accordance with the laws of the Republic of Liberia;

(ii)	all notices required to be served under the New General Assignment and any New Charterparty Assignment have been served and acknowledged in the manner therein provided; and

(iii)
save for the Security Interests created by or pursuant to the New Mortgage, the New General Assignment and any Charterparty Assignment, there are no Security Interests of any kind whatsoever on “AGAMEMNON II” or her Earnings, Insurances or Requisition Compensation;

(h)	a certified true copy of any Charterparty entered into in respect of the New Ship duly signed by the parties thereto;

(i)
evidence that the New Earnings Account has been opened and all mandate forms and all, documentation required by each Creditor Party in relation to the New Owner pursuant to that Creditor Party’s “know your customer” requirements have been received;

(j)	a true and complete copy of the management agreement in respect of “AGAMEMNON II”;

(k)	the New Manager’s Undertaking executed by the Approved Manager in favour of the Security Trustee;

(l)	a copy of the Share Purchase Agreement duly signed by the parties thereto;

(m)	evidence that the New Owner is a direct or indirect wholly-owned subsidiary of the Borrower;

(n)	copies of ISM DOC, SMC and the International Ship Security Certificate under the ISPS Code in respect of “AGAMEMNON II”;

(o)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Third Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(p)	such legal opinions as the Agent may require in respect of the matters contained in this Third Supplemental Agreement, the New Finance Documents; and

(q)
evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Third Supplemental Agreement and the New Finance Documents.

5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1
In consideration of the agreement of the Lenders contained in Clause 3.1 of this Third Supplemental Agreement, the Borrower hereby agrees with the Lenders that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by inserting in clause 1.1 thereof the definition of “Effective Date” set out in Clause 1.2;

(b)	by deleting the definition of “ASSOS” in clause 1.1 thereof and replacing it with the following new definition:

““AGAMEMNON II” means the 2008-built chemical oil double hull product tanker of approximately 51,000 deadweight tons registered in the ownership of Mango under the Liberian flag with the name “AGAMEMNON II”;”;

(c)	by deleting sub-paragraph (d) in the definition of “Existing Charter” in clause 1.1 thereof and redesignating the existing sub-paragraphs (e), (f), (g) and (h) as (d), (e), (f) and (g) respectively;

(d)	in the definition of “Existing Owners” in clause 1.1 thereof by:

(i)	deleting sub-paragraph (b);

(ii)	inserting the following new sub-paragraph (e):

“(e)           Mango Finance Corp. (“Mango”);”; and

(iii)	redesignating the existing sub-paragraphs (c), (d) and (e) as new sub-paragraphs (b), (c) and (d) respectively,

(e)	by replacing the word “ASSOS” with the word “AGAMEMNON II” in the second line of the definition of “Existing Ships” in clause 1.1 thereof;

(f)	by deleting the definition of “Owner” in clause 1.1 thereof and replacing it with the following new definition:

““Owner” means, in relation to:

(a)	“AGAMEMNON II”, Mango;

(b)	“AGISILAOS”, Polarwind;

(c)	“AIOLOS”, Tempest;

(d)	“AKERAIOS”, Laredo;

(e)	“AKTORAS”, Centurion;

(f)	“ALEXANDROS II”, Sorrel;

(g)	“ANEMOS I”, Splendor;

(h)	“APOSTOLOS”, Lorenzo;

(i)	“ARIONAS”, Carnation;

(j)	“ATLANTAS”, Shipping Rider;

(k)	“ATROTOS”, Epicurus;

(l)	“ATTIKOS”, Ross;

(m)	“AVAX”, Apollonas; and

(n)	“AXIOS”, Iraklitos,

and, in the plural, means all of them;”;

(g)
by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Third Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”; and

(h)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Third Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Third Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Third Supplemental Agreement.

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1
Save for the alterations to the Loan Agreement and the other Finance Documents made or to be made pursuant to this Third Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Third Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the other Finance Documents shall continue and remain valid and enforceable.

7	EXPENSES

7.1
Fees and expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary amendments.

8	COMMUNICATIONS

8.1
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary medications.

IN WITNESS WHEREOF  the parties hereto have caused this Third Supplemental Agreement to be duly executed the day and year first above written.

SCHEDULE 1

LENDERS

Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +(49) 40 33 33 34118
Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348
Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen Fax No: +49 421 3609 293
National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120
Fortis Bank	166 Syngrou Ave 176 71 Athens Greece Fax No: +30 210 954 4368

EXECUTION PAGE

BORROWER

SIGNED by                                                                           )
for and on behalf of                                                             )
CAPITAL PRODUCT PARTNERS L.P.                         )

OWNERS

SIGNED by                                                                           )
for and on behalf of                                                             )
APOLLONAS SHIPPING COMPANY                           )

SIGNED by                                                                           )
for and on behalf of                                                             )
CARNATION SHIPPING COMPANY                            )

SIGNED by                                                                           )
for and on behalf of                                                             )
CENTURION NAVIGATION LIMITED                          )

SIGNED by                                                                           )
for and on behalf of                                                             )
EPICURUS SHIPPING COMPANY                                 )

SIGNED by                                                                           )
for and on behalf of                                                             )
IRAKLITOS SHIPPING COMPANY                              )

SIGNED by                                                                           )
for and on behalf of                                                             )
LAREDO MARITIME INC.                                               )

SIGNED by                                                                           )
for and on behalf of                                                             )
LORENZO SHIPMANAGEMENT INC.                          )

SIGNED by                                                                           )
for and on behalf of                                                             )
POLARWIND MARITIME S.A.                                       )

SIGNED by                                                                           )
for and on behalf of                                                             )
ROSS SHIPMANAGEMENT CO.                                    )

SIGNED by                                                                           )
for and on behalf of                                                             )
SHIPPING RIDER CO.                                                      )

SIGNED by                                                                           )
for and on behalf of                                                             )
SORREL SHIPMANAGEMENT INC.                              )

SIGNED by                                                                           )
for and on behalf of                                                             )
SPLENDOR SHIPHOLDING S.A.                                   )

SIGNED by                                                                           )
for and on behalf of                                                             )
TEMPEST MARINE INC.                                                  )

LENDERS

SIGNED by                                                                           )
for and on behalf of                                                             )
HSH NORDBANK AG                                                       )

SIGNED by                                                                           )
for and on behalf of                                                             )
ALPHA BANK A.E.                                                            )

SIGNED by                                                                           )
for and on behalf of                                                             )
DEUTSCHE SCHIFFSBANK AG                                     )

SIGNED by                                                                           )
for and on behalf of                                                             )
NATIONAL BANK OF GREECE S.A.                             )

SIGNED by                                                                           )
for and on behalf of                                                             )
FORTIS BANK                                                                    )

AGENT

SIGNED by                                                                           )
for and on behalf of                                                             )
HSH NORDBANK AG                                                       )

SECURITY TRUSTEE

SIGNED by                                                                           )
for and on behalf of                                                             )
HSH NORDBANK AG                                                       )

SWAP BANK

SIGNED by                                                                           )
for and on behalf of                                                             )
HSH NORDBANK AG                                                       )

BOOKRUNNER

SIGNED by                                                                           )
for and on behalf of                                                             )
HSH NORDBANK AG                                                       )

Witness to all the                                                                 )
above signatures                                                                  )

Name:

Address: